                                                                    Exhibit 99.1

PRESS RELEASE

                    NESS TECHNOLOGIES APPOINTS YTZHAK EDELMAN
               EXECUTIVE VICE PRESIDENT  & CHIEF FINANCIAL OFFICER

HACKENSACK,  NJ - MARCH 23, 2005 - NESS  TECHNOLOGIES,  INC.  (NASDAQ:  NSTC), a
global  provider of IT  services  and  solutions,  today  announced  that Ytzhak
Edelman will join the company as Executive  Vice  President and Chief  Financial
Officer.

Ytzhak  Edelman is  currently  Chief  Financial  Officer and Vice  President  of
Finance at Cellcom, a company owned by BellSouth,  Safra and IDB, that generated
$1.3 billion of revenue in 2004 and is Israel's largest cellular  operator.  Mr.
Edelman joined Cellcom in 1996 after previously holding several senior financial positions  in leading  Israeli  firms.  He is a graduate of The General  Manager
Program  (TGMP)  from  Harvard  Business  School and has a  bachelors  degree in accounting and economics from Tel Aviv University. He is also a licensed CPA.

"We are delighted to welcome Ytzhak to our senior  management  team," said Raviv
Zoller, President and Chief Executive Officer of Ness Technologies, Inc. "Ytzhak
comes  to us with  financial  expertise  gained  throughout  his  solid  career, including the CFO position he held at Cellcom,  one of the premier  companies in
Israel.  We are confident  that he will make a significant  contribution  to our team."

Mr. Edelman,  commenting on today's  announcement said, "I am extremely proud to become  part of Ness.  I believe  that the  Company is well  positioned  to grow within the  global IT  services  sector.  I look  forward  to  working  with the
Company's talented team of professionals to achieve these goals."

ABOUT NESS TECHNOLOGIES

Ness Technologies (NASDAQ:  NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve  competitiveness  and efficiency.
Specializing  in outsourcing and offshore,  systems  integration and application development,  software and consulting,  and quality assurance and training, Ness serves a blue-chip client base of over 500 public- and private-sector customers.
With 5,000  employees,  Ness maintains  operations in 14 countries  across North
America,  Europe and Asia  Pacific,  and  partners  with over 100  software  and hardware vendors worldwide.  Ness' "best-shore"  capabilities streamline service delivery and address the full range of client needs. For more information  about
Ness visit WWW.NESS.COM.

This press release contains forward-looking statements within the meaning of the
Private  Securities  Litigation Reform Act of 1995.  Forward-looking  statements
often  are   proceeded   by  words  such  as   "believes,"   "expects,"   "may,"
"anticipates,"  "plans,"  "intends,"  "assumes," "will" or similar  expressions.
Forward-looking statements reflect management's current expectations,  as of the date of this press release,  and involve certain risks and uncertainties.  Ness'
actual results could differ  materially from those  anticipated in these forward looking  statements  as a result of various  factors.  Some of the factors  that could cause future results to materially differ from the recent results or those projected in forward-looking  statements include the "Risk Factors" described in
Ness' Prospectus filed with the Securities and Exchange  Commission on September
29, 2004.

Investor Contact:                       Media Contact:
Daphna Golden                           David Kanaan
Phone: +972-3-7666816                   Phone: + 972-3-5408188
DAPHNA.GOLDEN@NESS.COM                  Email: MEDIA.INT@NESS.COM

Erik Knettel                            Allan Jordan
Phone: 646 - 284 - 9415                 Phone: 646 - 284 - 9452
Email: INVESTOR@NESS.COM                Email: MEDIA@NESS.COM